CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated April 16, 2014, relating to the seed money financial statement of Virtus Alternative Solution Fund (a portfolio of Virtus Alternative Solutions Trust), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Glossary”, “Non-Public Portfolio Holdings Information”, "Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

November 19, 2014